SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              [(Amendment No. ___)]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X  ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                            IGENE BIOTECHNOLOGY, INC.
                (Name of Registrant as Specified in Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:


[ ] Fee previously paid with preliminary materials. [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                            IGENE BIOTECHNOLOGY, INC.
                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 17, 1997
                      -------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGENE Biotechnology, Inc. (the "Company") will be held at the offices of Kimelman & Baird, LLC, 100 Park Avenue, 21st floor, New York, New York 10017 at 9:00 a.m. local time on November 17, 1997 for the following purposes:

     1. To elect eight (8) Directors.

     2. To authorize and approve an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock to 250,000,000 shares.

     3. To authorize and approve the Company's 1997 Stock Option Plan.

     4. To approve the appointment of Berenson & Company as independent auditors of the Company for the fiscal year ending December 31, 1997.

     5. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on October 1, 1997, shall be entitled to notice of, and to vote at, the meeting.

                                       By order of the Board of Directors

                                              Stephen F. Hiu
                                              President and Secretary

Dated:  Columbia, Maryland
        October 8, 1997

     IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

                            IGENE BIOTECHNOLOGY, INC.
                              9110 RED BRANCH ROAD
                            COLUMBIA, MARYLAND 21045

                          -----------------------------


                                 PROXY STATEMENT

                          -----------------------------


     The accompanying Proxy is solicited by the Board of Directors of IGENE Biotechnology, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on November 17, 1997, or any adjournment thereof, at which stockholders of record at the close of business on October 1, 1997 (the "Record Date") shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its Directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

     Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

     There is being mailed herewith to each stockholder of record the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996. The date of this Proxy Statement is the approximate date on which this Proxy Statement and form of Proxy were first sent or given to stockholders.

     On the Record Date, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 19,143,973 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder.

     On the Record Date, the Company also had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 35,842 shares of 8% Cumulative Preferred Stock ("Series A Preferred Stock"). Each holder of Series A Preferred Stock is entitled to two votes for each share of Preferred Stock held by such holder. Holders of record of outstanding Common Stock and Series A Preferred Stock will be entitled to vote together as a single class at the Meeting.

     Pursuant to the terms of the Company's Series A Preferred Stock, as a consequence of the non-payment of dividends on such Stock for more than the past four consecutive dividend payment dates, the holders of Series A Preferred Stock voting together as a single class are entitled to elect two directors, in accordance with the procedures set forth in the Charter and by-laws of the Company. To date, the holders of the Series A Preferred Stock have not exercised such right. In the event they exercise their right, the Board would be expanded to ten directors.

     The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each item on the agenda, except for proposal 2, must receive the affirmative vote of a majority of the voting power voted at the meeting in order to pass. The affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Company entitled to vote thereon is required to authorize and approve proposal 2, the amendment to the Articles of Incorporation. For purposes of proposal 2, abstentions and broker non-votes will have the same effect as votes against the proposal. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

     It is expected that the following business will be considered at the meeting and action taken thereon:

                            1. ELECTION OF DIRECTORS

     Pursuant to the By-Laws of the Company, the number of Directors of the Company has been set at eight members. It is proposed to elect eight Directors at this Meeting to hold office for a one-year term until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom, except for Mr. Abrishamian, is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominees.


                              NOMINEES FOR ELECTION

NAME                       AGE     POSITION WITH IGENE

Michael G. Kimelman        58      Chairman of the Board of Directors

Thomas L. Kempner          70      Vice Chairman of the Board of Directors

Ramin Abrishamian          44      Chief Executive Officer

Stephen F. Hiu             41      Director, President, Secretary, Acting
                                   Treasurer, and Director of Research and
                                   Development

Patrick F. Monahan         46      Director, and Director of Manufacturing

Joseph C. Abeles           82      Director

John A. Cenerazzo          73      Director

Sidney R. Knafel           66      Director


MICHAEL G. KIMELMAN was elected a Director of the Company in February 1991 and Chairman of the Board of Directors in March 1991. He is the Managing Partner of Kimelman & Baird, LLC. He is a founder of Blue Chip Farms, a standard bred horse-breeding farm, and has been an officer since its inception in 1968. Mr. Kimelman is currently a Director of the Harness Horse Breeders of New York State and serves on the Board of the Hambletonian Society.

THOMAS L. KEMPNER is Vice Chairman of the Board of Directors and has been a Director of the Company since its inception in October 1981. He is and has been Chairman and Chief Executive Officer of Loeb Partners Corporation, investment bankers, New York, and its predecessors since February 1978. He is currently a Director of Alcide Corporation, CCC Information Services Group, Inc., Energy Research Corp., Intermagnetics General Corp., Northwest Airlines, Inc. and Roper Starch Worldwide, Inc.

RAMIN ABRISHAMIAN was appointed Chief Executive Officer in July 1997. From April 1996 to July 1997, he was an independent consultant. From February 1990 to April 1996, he held various positions with Remediation Technologies, including president and general manager of a subsidiary. For seven years prior thereto he held various positions with Arthur D. Little Co. He received a Master of Science degree from M.I.T. and a Bachelor of Science degree from Strathclyde University, Scotland, both in chemical and process engineering.

STEPHEN F. HIU was appointed President and Treasurer in March 1991, Secretary in July 1990, and elected a Director in August 1990. He has been Director of Research and Development since January 1989 and, prior thereto, was Senior Scientist since December 1985, when he joined the Company. He was a post-doctoral Research Associate at the Virginia Polytechnic Institute and State University, Blacksburg, Virginia, from January 1984 until December 1985. Dr. Hiu holds a Ph.D. degree in microbiology from Oregon State University and a B.S. degree in biological sciences from the University of California, Irvine.

PATRICK F. MONAHAN was appointed Director of Manufacturing and elected a Director of the Company in April 1991 and has managed the Company's fermentation pilot plant since 1982. Prior thereto, he was a technical specialist in the fermentation pilot plant of W.R. Grace and Co. from 1975 to 1982. He received an Associate in Arts degree in biology from Allegheny Community College and a B.S. degree in biology with a minor in Chemistry from Frostburg State College, Frostburg, Maryland.

JOSEPH C. ABELES, private investor, was elected Director of the Company on February 28, 1991. Mr. Abeles serves as Director of Intermagnetics General Corporation, Bluegreen Corporation (formerly Patten Corp.), and Ultralife Batteries, Inc.

JOHN A. CENERAZZO was Chairman of the Board from November 1989 to April 1991. He served as President of the Company from August 1988 through September 1989 and has been a Director since September 1987. He is presently Chairman of the Executive Committee and Director of National Penn Bank Shares, Inc. of Boyertown, Pennsylvania, a Director of National Penn Bank, a Director of U.S. Axle Corporation, and Chairman and a Director of InfoCore, Incorporated.

SIDNEY R. KNAFEL, a Director of the Company since 1982, has been Managing Partner of SRK Management Company, a private investment concern, New York, since 1981, and Chairman of Insight Communications, Inc. since 1985. Mr. Knafel is also currently a Director of BioReliance Corporation, Cellular Communications International, Inc., CoreComm Incorporated, General American Investors Company, Inc., NTL Incorporated and some private companies.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has two standing committees of the Board of Directors. Set forth below is a description of the functions of those committees and the members of the Board of Directors who serve on such committees.

         AUDIT COMMITTEE

     The responsibilities of the Audit Committee include recommending to the Board of Directors the independent certified public accountants to conduct the annual audit of the books and accounts of the Company, reviewing the proposed scope of the audit and approving the audit fees to be paid. The Audit Committee also reviews, with the independent certified public accountants and with the Company's management, the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company. There were no meetings of the Audit Committee in 1996. The functions of the Committee were performed by the Board during 1996.

         COMPENSATION COMMITTEE

     The Compensation Committee approves the salaries of all officers and certain other employees of the Company. It also supervises the administration of all benefit plans and other matters affecting executive compensation, subject to further approval of the Board of Directors. The members of the Compensation Committee during 1996 were Messrs. Thomas L. Kempner and Sidney R. Knafel. There were no meetings of the Compensation Committee in 1996.

BOARD COMPENSATION

     During 1996, Directors were not compensated for their Board or Committee activities. The Board of Directors held 9 meetings in 1996. Each Director of the Company attended in excess of 75% of the total number of meetings of the Board of Directors including committee meetings for which each respective director was a member.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid by the Company to its Chief Executive Officer. No other executive officer received a salary and bonus for 1996 which exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------

                              ANNUAL COMPENSATION

-------------------------------------------------------------------------------------------------------
                                                                                            All Other
                                                           Other Annual        Stock         Compen-
Name and Principal                  Salary       Bonus     Compensation       Options        sation
   POSITION             YEAR         ($)          ($)          ($)              (#)            ($)
------------------      ----         -----       -----      -----------       -------       -----------

Dexter W. Gaston,       1996        48,494                                  1,418,502
Chief Executive
Officer (1)
-------------------------------------------------------------------------------------------------------
(1)   Mr. Gaston was employed by the Company from January 11, 1996 until January 7, 1997.

STOCK OPTION PLAN

     Other than the 1986 Stock Option Plan (the "1986 Plan") and the proposed new plan, the Company does not have any profit sharing, incentive compensation or retirement plans.

     The table below sets forth information with respect to stock options granted in 1996 to the executive officer named in the Summary Compensation Table.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------------



                                Individual Grants
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                    Number of      Percent of Total
                    Securities      Options/SARs
                    Underlying       Granted To        Exercise or
                    Option/SARs     Employees In       Base Price     Expiration
    Name             Granted(#)      Fiscal Year         ($/Sh)          Date
     (A)               (B)               (C)               (D)            (E)
--------------------------------------------------------------------------------
Dexter W. Gaston     1,418,502          63.9%             .05          1/11/06
--------------------------------------------------------------------------------

     On August 16, 1996, the Board of Directors approved the exchange of all outstanding options under the 1986 Plan, including options held by all officers of the Company, for new options having an exercise price of $.05 per share, which was the market price of a share of Common Stock on that date.

     The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options for the executive officer named in the Summary Compensation Table as of December 31, 1996, and the value of "in- the-money" options as of that date. An option is "in-the-money" if the per share market value of the underlying stock exceeds the option exercise price per share. No options were exercised in 1996.

         AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

------------------------------------------------------------------------------------------------------------------------
                                                                 Number Of Securities        Value Of Unexercised In-
                                                                Underlying Options/SARs       The-Money Options/SARs
                                                                  At Fiscal Year-End            At Fiscal Year-End
                     Shares Acquired      Value Realized                  (#)                          ($)
     Name             On Exercise              ($)              Exercisable/Unexercisable     Exercisable/Unexercisable
     (A)                  (B)                  (C)                        (D)                          (E)
------------------------------------------------------------------------------------------------------------------------
Dexter W. Gaston           0                  ----                  472,834/945,668              18,913/37,827
------------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised in-the-money options at December 31, 1996, is based on the difference between the market price on December 31, 1996
         ($.09 per share) and the per share option exercise price, multiplied by the number of shares of common stock underlying such option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of July 31, 1997, with respect to beneficial ownership of shares of the Company's outstanding Common Stock by (i) each person known to the Company to own more than five percent of its Common Stock, (ii) each Director, and (iii) all Directors and executive officers as a group.

                                             Number of
Name and Address                               Shares                 Percent*

Joseph C. Abeles                             12,303,8041                 41.9%
   220 E. 42nd Street, Suite 505
   New York, NY  10017

John A. Cenerazzo                             1,612,4562                  7.9%
   Stokesay Castle Lane
   Reading, PA  19606

Ramin Abrishamian                                  0                       -
   c/o IGENE Biotechology, Inc.
   9110 Red Branch Road
   Columbia, MD  21045

Stephen F. Hiu                                  783,8333                  3.9%
   c/o IGENE Biotechnology, Inc.
   9110 Red Branch Road
   Columbia, MD 21045

Thomas L. Kempner                            17,033,6684                 50.4%
   c/o Loeb Partners Corporation
   61 Broadway
   New York, NY 10006

Michael G. Kimelman                           3,049,6575                 14.3%
   c\o Kimelman & Baird, LLC
   100 Park Avenue
   New York, NY  10017

Sidney R. Knafel                             15,168,1446                   47%
   c\o SRK Management
   126 East 56th Street
   New York, NY  10022

Patrick F. Monahan                              542,0007                  2.8%
   c\o IGENE Biotechnology, Inc.
   9110 Red Branch Road
   Columbia,  MD 21045

All Directors and Officers                   50,493,5628                 81.6%
   as a Group (8 persons)

Fraydun Manocherian                           3,750,0009                 16.4%

* Under the rules of the Securities and Exchange Commission, the calculation of the percent assumes for each person that only such person's warrants, options or convertible notes are exercised or converted and that no other person exercises or converts outstanding warrants, options or convertible notes. Accordingly, these percentages are not on a fully-diluted basis.

1 Includes 2,109,404 shares, 2,250 shares issuable upon conversion of Series A Preferred Stock, $392,663 in demand notes convertible into 4,592,083 shares and warrants to purchase 5,583,427 shares. Also includes 4,140 shares held by his wife and 12,500 shares issuable upon conversion of Series A Preferred Stock held by his wife.

2 Includes 283,458 shares, warrants to purchase 713,513 shares, 32,750 shares which are subject to options currently exercisable or exercisable within 60 days, and $49,622 in demand notes convertible into 582,321 shares. Also includes 414 shares held by his wife.

3 Includes 500 shares held by Dr. Hiu and 783,333 shares which are subject to options currently exercisable or exercisable within 60 days.

4 Includes 386,972 shares and warrants to purchase 212,960 shares held by Mr. Kempner; 94,000 shares held by a trust under which Mr. Kempner is one of two trustees and the sole beneficiary; $258,998 in demand notes convertible into 2,797,320 shares and warrants to purchase 2,797,320 shares held by a trust under which Mr. Kempner is one of two trustees and the sole beneficiary; 1,482,987 shares and warrants to purchase 931,744 shares held by a trust under which Mr. Kempner is one of two trustees and a one-third beneficiary; $79,200 in demand notes convertible into 1,147,670 shares and warrants to purchase 1,147,670 shares held by a trust under which Mr. Kempner is one of two trustees and a one-third beneficiary; 182,526 shares held by Mr. Kempner's wife; 257,880 shares held by trusts under which Mr. Kempner is one of two trustees and whose brothers are beneficiaries; $258,997 in demand notes convertible into 2,797,310 shares and warrants to purchase 2,797,310 shares held in a trust under which Mr. Kempner is one of two trustees and whose brother is beneficiary.

5 Includes 521,104 shares, warrants to purchase 1,325,674 shares and $63,070 in demand notes convertible into 804,568 shares held by Mr. Kimelman. Also includes 81,600 shares held by Kimelman & Baird, LLC, in which Mr. Kimelman has a 50% interest, and 180,000 shares held by
          M. Kimelman & Co., in which Mr. Kimelman has a 60% interest. Also includes 136,713 shares held by his wife, in which Mr. Kimelman disclaims beneficial ownership.

6 Includes 1,022,661 shares, warrants to purchase 3,522,835 shares, and $271,225 in demand notes convertible into 3,039,103 shares owned by Mr. Knafel. Also includes 1,022,055 shares, warrants to purchase 3,522,387 shares and $271,225 in demand notes convertible into 3,039,103 shares held in trust for the benefit of Mr. Knafel's adult children, as to which Mr. Knafel disclaims any beneficial interest.

7 Includes 2,000 shares held by Mr. Monahan and 540,000 shares which are subject to options currently exercisable or exercisable within 60 days.

8 Includes 7,768,414 shares, 1,356,083 shares which are subject to options currently exercisable or exercisable within 60 days, unexpired warrants to purchase 22,554,837 shares, 14,750 shares subject to the redemption of 7,375 shares of redeemable preferred stock, and $1,645,000 in demand notes convertible into 18,799,477 shares.

9 Includes $187,500 in demand notes convertible into 1,875,000 shares and warrants to purchase 1,875,000 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Thomas L. Kempner and Sidney R. Knafel are members of the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity that has had any of such entity's officers serve either on the Company's Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

          Since inception, the Company has been unable to pay its operating expenses without outside assistance. Financing from outside sources, including institutional lenders and customers, has not been available to the Company. Due to the difficulty or impossibility in obtaining adequate outside financing, the time delay and expense which would be occasioned in attempting to secure such financing and the Company's immediate need for operating capital, since August 1993 various Directors of the Company have made periodic loans to the Company in order to insure the Company's continued viability. The loans made by the Directors are evidenced by demand promissory notes bearing interest at the prime rate. All the notes are convertible into Common Stock at the market price at the time the notes were issued. The Directors also received warrants to purchase the number of shares of Common Stock into which the notes are convertible with an exercise price equal to the market price at the time the note was issued.

          On November 16, 1995 and December 22, 1995, the Company issued demand promissory notes to certain directors of the Company for an aggregate consideration of $100,000. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.05 (the then current market price) per share. In connection with such issuance, the holders received warrants for an equivalent number of shares of common stock exercisable at $.05 per share.

          On December 14, 1995, the shareholders of the Company ratified action taken by the Board of Directors on April 3, 1995, with respect to the cancellation of promissory notes and warrants issued to certain directors of the Company between August 25, 1993 and March 7, 1995, and the conversion of these notes to common stock of the Company at $.125 per share and warrants to purchase an equal number of shares of common stock of the Company at $.125 per share, which was the market price of the common stock on April 3, 1995, the date on which the action was approved by the Board. Such warrants expire on April 3, 1998.

          On February 9, 1996, and March 11, 1996, the Company issued demand promissory notes to certain directors of the Company for an aggregate consideration of $140,000. The notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.10 per share for the note issued February 9, 1996, and at $.09 per share for the note issued March 11, 1996 (the then current respective market prices). In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.10 per share for the note issued February 9, 1996 and at $.09 per share for the note issued March 11, 1996.

          On April 23, 1996, May 9, 1996 and June 7, 1996, the Company issued demand promissory notes to certain Directors of the Company for an aggregate consideration of $177,000. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.06 per share for the notes issued April 23, 1996 and May 9, 1996, and at $.05 for the note issued June 9, 1996 (the then current respective market prices). In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.06 per share for the notes issued April 23, 1996 and May 9, 1996, and at $.05 per share for the note issued June 7, 1996.

          On July 24, 1996 and September 24, 1996, the Company issued demand promissory notes to certain Directors of the Company for an aggregate consideration of $160,000. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.115 per share for the note issued July 24, 1996, and at $.125 per share for the note issued September 24, 1996 (the then current respective market prices). In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.115 per share for the note issued July 24, 1996, and $.125 per share for the note issued September 24, 1996.

          On November 13, 1996 and December 11, 1996, the Company issued demand promissory notes to certain Directors of the Company for an aggregate consideration of $140,000. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.09 per share for the notes dated November 13, 1996 and December 11, 1996 (the then current market prices). In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.09 per share for the notes issued November 13, 1996 and December 11, 1996.

          On January 15, 1997, the Company issued demand promissory notes to certain Directors of the Company for an aggregate consideration of $70,000. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.07 per share (the then current market price). In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.07 per share.

          On February 24, 1997, the Company issued demand promissory notes to certain Directors of the Company for an aggregate consideration of $100,000. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.11 per share (the then current market price). In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.11 per share.

          On April 3, 1997, the Company issued demand promissory notes to certain Directors of the Company for an aggregate consideration of $99,500. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.10 (the then current market price) per share. In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.10 per share.

          On May 8, 1997, the Company issued demand promissory notes to certain Directors of the Company for an aggregate consideration of $96,000. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.135 (the then current market price) per share. In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.135 per share.

          As part of the Financing Transaction (as described in Proposal 2), on June 5, 1997, July 3, 1997, July 29, 1997, September 4, 1997 and September 24, 1997, the Company issued demand promissory notes to certain Directors of the Company and to an outside investor for an aggregate consideration of $1,250,000. These notes specify that at any time prior to repayment the holder has the right to convert the note to common stock of the Company at $.10 per share. In connection with such issuances, the holders received warrants for an equivalent number of common shares at $.10 per share. These issuances are all part of the Bridge Loan (as defined in Proposal 2).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          The Company believes that during 1996 all of its officers, directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, except as follows. In 1996, directors of the Company made various loans to the Company. The loans are evidenced by demand promissory notes convertible into Common Stock. The directors also received warrants to purchase shares of Common Stock. In addition, in 1996, two directors of the Company (who are also officers) were granted stock options under the Company's 1986 Plan. None of the foregoing securities were reported on Forms 4 or Forms 5 filed with the Securities and Exchange Commission. In making this disclosure, the Company has relied solely on written representations of its directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.


          2. AMENDMENT TO ARTICLES OF INCORPORATION INCREASING AUTHORIZED STOCK

          The Company is proposing to amend Article Fifth of its Articles of Incorporation to increase the number of authorized shares of Common Stock from 35,000,000 shares to 250,000,000 shares. This proposal will enable the Company to complete the financing transaction (the "Financing Transaction") as described below to enable the Company to have sufficient shares of Common Stock to be issued or reserved for issuance pursuant to the Financing Transaction. Pursuant to Article Fifth of its Articles of Incorporation, the Company is presently authorized to issue 35,000,000 shares of Common Stock, par value $.01 per share, of which on the Record Date, 19,143,973 shares were issued and outstanding. All of the Company's unissued shares are reserved for issuance upon exercise of presently outstanding stock options, warrants or conversion of convertible securities. The Company is also presently authorized to issue 1,500,000 shares of Preferred Stock, par value $.01 per share, of which on the Record Date, 223,342 shares were issued and outstanding.

          It is proposed (the "Proposal") to amend Article Fifth of the Articles of Incorporation of the Company in order to increase the authorized number of shares of Common Stock of the Company from 35,000,000 shares, par value $.01 per share, to 250,000,000 shares, par value $.01 per share, as follows:

                                 ARTICLE FIFTH

              The total number of shares of stock of all classes which the Corporation has authority to issue is Two Hundred Fifty One Million Five Hundred Thousand (251,500,000) shares divided into Two Hundred Fifty Million (250,000,000) shares par value of One Cent ($.01) per share of Common Stock, having an aggregate par value of Two Million Five Hundred Thousand
              Dollars ($2,500,000.00) and One Million Five Hundred Thousand (1,500,000) shares of the par value of One Cent ($.01) per share of Preferred Stock having an aggregate par value of Fifteen Thousand Dollars ($15,000.00). The aggregate par value of all shares of stock is Two Million Five Hundred Fifteen Thousand Dollars ($2,515,000.00).

          The authorized number of shares of Preferred Stock will not be changed as the result of the Proposal. The Board of Directors of the Company has unanimously approved the adoption of the Proposal. In order for such Proposal to be adopted there will be required a vote in favor by the holders of at least two-thirds of the outstanding voting power of the Company entitled to be cast at this meeting. The Board of Directors believes that it would be in the best interests of the Company to amend Article Fifth of the Articles of Incorporation to give effect to the Proposal.

          Directors of the Company who hold approximately 39.6% of the outstanding voting power of the Company have indicated that they intend to vote all their shares in favor of the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION AND APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

          The Company has been without sufficient working capital with which to fund its operations and has been borrowing funds, from time to time, on a demand basis from various directors of the Company. Based on the Company's operations, it now needs the infusion of a greater amount of funds on a long term basis. Due to the size of the proposed new financing, the Company, as described below, has determined that it is feasible to permit all stockholders of the Company to participate in such financing. The Company felt it was impractical to enable stockholders to participate in the prior financings due to the smaller nature of the prior financings and the cost and time delay involved.

          Commencing in 1997, the Company has had discussions with the directors and potential outside investors with respect to a long- term financing. In June 1997, the Company substantially completed negotiations with its directors relating to this financing. As part of this agreement, it was determined to offer to the stockholders of the Company the opportunity to participate in the financing on the same terms as the directors.

          Effective August 1997, various directors of the Company (Messrs. Abeles, Cenerazzo, Kempner and Knafel) and an outside investor (collectively, the "Investors") and the Company entered into a loan and standby purchase agreement (the "Loan Agreement") pursuant to which the Investors agreed to make advances to the Company from time to time in an aggregate principal amount for all such advances outstanding not to exceed $2,000,000 at any time (the "Bridge Loan"). The $1,250,000 of loans made on and after June 5, 1997, as previously described, are all part of the Bridge Loan. The outstanding principal amount of the Bridge Loan bears interest at the rate of 8% per annum. The Bridge Loan is due and payable on the first to occur of March 31, 1998 or the closing of the Rights Offering (as described below). At the option of each Investor, all indebtedness under the Bridge Loan will be repaid and canceled through the use of proceeds from the Rights Offering or will be converted into Common Stock of the Company at a conversion price of $.10 per share.

          The Company has agreed to undertake a rights offering (the "Rights Offering") in which the Company would seek to raise up to $5,000,000 by issuing to each holder of Common Stock (including Common Stock issuable upon exercise of outstanding convertible notes, warrants and options of the Company on an as converted basis) one transferable right (the "Right") for each share of Common Stock or equivalent thereof. Each Right will entitle the holder to purchase prior to the expiration date of such Right at a subscription price of $.10 per unit (the "Unit"), a fraction of a Unit. The fraction of the Unit which may be purchased will vary depending on (a) the amount of funds sought to be raised by the Company and (b) the total number of outstanding shares of Common Stock (on a fully-diluted basis). For example, if the Company has outstanding 90,000,000 fully-diluted shares and is seeking to raise $5,000,000, each holder of a share of Common Stock will receive 5/9th of a Unit. Each whole Unit will consist of $.10 principal amount of unsecured promissory notes (the "New Notes") and one warrant to purchase one share of Common Stock at an exercise price of $.10 per share (the "New Warrants").

          If the Company does not raise at least $2 million in the Rights Offering, the Investors have agreed to purchase Units, on a pro rata basis, equal to the difference between $2 million and the proceeds received by the Company from the Rights Offering. This will insure to the Company that the Company will receive at least $2 million of proceeds pursuant to the Rights Offering.

          In consideration of the Investors committing to make the Bridge Loans and agreeing to subscribe for Units to insure that the Company receives at least $2 million pursuant to the Rights Offering, the Company agreed to issue to the Investors warrants, at an exercise price of $.10 per warrant, to purchase 10 shares of Common Stock for each $1.00 of loans made by each Investor. In addition, the Investors agreed that all loans made by them to the Company since November 1995 will be changed from a demand basis and will mature concurrently with the maturity of the New Notes.

          Since the stockholders of the Company will not separately vote on the Financing Transaction, each stockholder's vote on the authorization to approve the issuance of additional shares of Common Stock could be deemed such stockholder's right to vote, indirectly, with respect to the Financing Transaction. The stockholders of the Company who vote against the Proposal do not have any appraisal rights under Maryland law with respect to their shares of Common Stock. Pursuant to the Articles of Incorporation of the Company, stockholders of the Company have no preemptive rights with respect to the additional shares being authorized. The Articles of Incorporation do not require further approval by stockholders prior to the issuance of any additional shares of Common Stock or Preferred Stock.

          The increased number of authorized shares of Common Stock will be available for issuance by the Company, in the discretion of the Board of Directors, from time to time. The Board of Directors will be able to issue such shares without the time-consuming and costly need to hold a special meeting of stockholders, in financing future growth or for other corporate purposes. Except with respect to the Rights Offering, the Company has not entered into any specific agreements or understandings relating to the issuance of additional shares of Common Stock; however, the Company is receptive to all methods of financing which may be reasonably available and to other opportunities which may arise from time to time. The Board of Directors believes that, in the future, occasions may arise where the time required to obtain stockholder approval might adversely delay the Company's ability to enter into a desirable transaction. Authorized but unissued shares of Common Stock will be issued by the Company from time to time as appropriate and opportune situations arise.

DESCRIPTION OF UNITS

          Each Unit will consist of $.10 principal amount of New Notes and a New Warrant to purchase one share of Common Stock. The New Notes shall be general, unsecured obligations of the Company and may be issued under an indenture with a trustee to be selected by the Company. The New Notes will bear interest at the rate of 8% per annum and will be due and payable five years from the date of issuance. Interest will be payable either annually or at maturity, at the Company's option. Beginning at the end of 1998, the New Notes will be prepayable to the extent of 25% of the Company's net earnings determined in accordance with generally accepted accounting principles, plus any applicable tax savings. The prepayment right may be waived by the holders of two-thirds of the New Notes. The New Notes may be tendered at the principal amount in payment of the exercise price of the New Warrants. The New Notes may be prepaid by the Company at any time and from time to time. The New Notes will not contain any negative or financial covenants. The following will constitute defaults under the New Notes:

         (a) failure to pay interest on the New Notes after the interest becomes due and payable and continuance of such default for a period of 30 days;

         (b) failure to pay all or any portion of the principal of the New Notes when such principal becomes due and payable, whether at maturity or otherwise and such default continuing for a period of 5 days; or

         (c) certain events of bankruptcy, insolvency, or reorganization which are voluntary or, if involuntary, continue for a period of 90 days.

Upon default the New Notes will become due and payable. Holders of two-thirds of the principal amount of the New Notes outstanding will be able to amend, modify or waive any of the provisions of the New Notes.

          The New Warrants will expire ten years after issuance and will be exercisable at an exercise price of $.10 per share. The New Warrants will be exercisable for either cash, surrender of New Notes or by the holders electing to receive a number of shares of Common Stock of the Company having a fair market value equal to the difference between the fair market value of a share of Common Stock and the exercise price. If after three years, the closing price of a share of Common Stock is $1.00 or more, then the Company shall have the option to redeem the New Warrants at a price of $.01 per warrant by notice given at least 30 days prior to the redemption date. If the New Warrants are called for redemption, they must be exercised prior to the redemption date or the right to exercise them will be forfeited. The number of shares of Common Stock issuable on exercise of the New Warrants and the exercise price thereof will be subject to adjustment in the event of stock dividends, stock splits, reorganizations, consolidations or mergers.

RISK FACTORS AFTER THE FINANCING TRANSACTION

          Even if the Financing Transaction is consummated, an investment in the Company will be subject to a number of risks, certain of which are detailed below.

         HISTORICAL NET LOSSES; STOCKHOLDERS' DEFICIT

          The Company has incurred net losses since its inception. During its fiscal year ended December 31, 1996 and six months ended June 30, 1997, the Company incurred net losses of $776,873 and $176,238, respectively. The Company expects to continue to incur net losses. There can be no assurance that after the Rights Offering the Company will be able to achieve increased revenue or profitability. At June 30, 1997, the Company had a stockholder's deficit of $3,268,303.

         DEBT FINANCING; INABILITY TO SERVICE DEBT

          After completion of the Financing Transaction, the Company will continue to have substantial debt obligations of a minimum of approximately $4.6 million and a maximum of approximately $7.6 million and will continue to have significant Preferred Stock dividend obligations. Even if the Financing Transaction is completed, the Company's ability to meet its debt service obligations will depend on a number of factors, including its ability to generate operating cash flow. There can be no assurance that targeted levels of operating cash flow will actually be achieved. The Company's ability to generate or increase operating cash flow will be largely dependent upon the development of its products.

         LACK OF LIQUIDITY

          The operating activities of the Company continue to consume net cash. The Company believes that as a result of the proceeds of the Rights Offering, the Company will have sufficient cash liquidity through September 30, 1998. In order for cash flow from operating activities to be sufficient to sustain the Company's operations beyond that date, the Company will likely be required to achieve an increase in revenue or to raise additional financing. There can be no assurance that such an increase in revenue will occur or that it will be sufficient to maintain adequate cash to continue operations beyond that date.

         POSSIBLE DECLINE OF STOCK PRICE AFTER FINANCING TRANSACTION

          The issuance of New Warrants pursuant to the Rights Offering to purchase an aggregate of up to 50,000,000 shares of Common Stock would represent approximately 42% of the equity of the Company on a fully diluted basis, which could adversely affect the market price of the Common Stock.

         DILUTION OF VOTING POWER OF EXISTING COMMON STOCK

          Upon consummation of the Financing Transaction, the percentage of the Company's voting securities owned by existing stockholders, other than the Investors, could be reduced significantly on a fully diluted basis. On a fully diluted basis, assuming exercise of all outstanding options and warrants and conversion of notes and Preferred Stock, the outstanding voting power held by such stockholders will be reduced from approximately 25% to approximately 18% of the outstanding voting power of the Company.

         ANTI-DILUTION PROVISIONS OF THE SERIES A PREFERRED STOCK

          The Rights Offering will trigger the anti-dilution provisions of the Series A Preferred Stock. This will dilute both the voting power of the holders of Common Stock as well as the net tangible book value per share of Common Stock.

         OWNERSHIP BY CONTROLLING STOCKHOLDERS AND POSSIBLE EFFECTS

          The Investors currently hold approximately 35.8% of the outstanding Common Stock of the Company, and approximately 75.4% on a fully diluted basis assuming the exercise of warrants and conversion of notes.

         POSSIBLE CONFLICT OF INTEREST

          Following the completion of the Financing Transaction, on a fully diluted basis, assuming exercise of all outstanding warrants and conversion of all notes, the Investors will hold between approximately 80% and approximately 83% of the outstanding Common Stock of the Company on a fully diluted basis, depending on the participation of the stockholders in the Rights Offering. In considering the recommendation of the Board with respect to the Financing Transaction, stockholders should be aware that four of the Board's seven members are Investors.

         ABSENCE OF DIVIDENDS ON COMMON STOCK

          The Company does not anticipate paying any cash dividends in the foreseeable future. In addition, unless full cumulative dividends have been paid on the outstanding Series A Preferred Stock, the Company will not be entitled to pay dividends on the Common Stock.

         SHARES ELIGIBLE FOR FUTURE SALE

          Upon consummation of the Financing Transaction, a total of approximately 90 million additional shares of Common Stock will be issuable upon conversion of notes and upon exercise of warrants. The conversion of such notes and the exercise of such warrants would result in the issuance of a substantial number of shares of Common Stock, thereby diluting the proportionate equity interests of the holders of the Common Stock. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of warrants or options or conversion of notes), or the perception that such sales could occur, could adversely affect the prevailing market prices for the Common Stock.

REASONS FOR THE FINANCING TRANSACTION AND BOARD'S RECOMMENDATION

          The Board has unanimously concluded that, in its business judgment, the Financing Transaction is the most viable financing alternative for the Company presently available and is in the best interests of both the Company and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS TO THE STOCKHOLDERS THAT THEY VOTE FOR THE PROPOSAL.

          In deciding to approve the Financing Transaction, the Board took into account, among other things, the following factors:

                  1. ABSENCE OF OTHER ACCEPTABLE ALTERNATIVES. Prior to negotiating the Financing Transaction, the Company explored other sources of financing. The Company considered the Financing Transaction to be the best alternative in that it allowed the Company to continue to meet its working capital obligations and its debt obligations as well as providing funds with which the Company could make capital investments in order to enhance the long-term value of its operations.

                  2. CASH REQUIREMENTS. The Company has had cash commitments in connection with its operations. The Financing Transaction will provide an investment of at least $2 million and will result in the deferral of payment of approximately $1,372,500 of notes. The Company believes that the Financing Transaction, along with cash generated from operations, will provide sufficient working capital to fund current operations and necessary capital expenditures.

                  3. STRUCTURE OF THE RIGHTS OFFERING. The Board took into account that the Rights Offering is structured in a way which will give the stockholders of the Company the ability to acquire Units in the Company on the same terms as the Investors. The Board also considered that in the event that stockholders do not elect to purchase Units in the Rights Offering, the Investors will acquire up to an aggregate of $2 million of unsubscribed Units, guaranteeing that the Company will receive an investment of at least $2 million in connection with the Financing Transaction.

                  4. CERTAIN ADVERSE CONSEQUENCES TO STOCKHOLDERS. In approving the Financing Transaction, the Board was cognizant of certain adverse consequences which the Financing Transaction might have to stockholders. In particular, the issuance of Units in the Rights Offering and the issuance of the New Warrants would result in a potential large increase in the Company's outstanding equity securities. The following table sets forth the equity ownership of the Company prior to the consummation of the Financing Transaction and assuming exercise of outstanding warrants and conversion of outstanding notes.


                                           BEFORE FINANCING TRANSACTION

                                                                    Number of Common                  Percent of
                                                                    Shares Assuming                   Equity
                                                                    Exercise of                       Assuming
                        Number of                                   Warrants and                      Exercise of
                        Common                                      Conversion of                     Warrants and
                        Shares                   Percent            Notes                             Conversion of
                                                                                                      Notes
Stockholders
(Other than Investors   12,297,476               64.24%             14,962,756                        23.10%
Investors                6,846,497               35.76%             49,820,571                        76.90%
Total                   19,143,973               100%               64,783,328                        100%
Net
Tangible Book Value         $(0.17)                                     $(0.05)
per Share


          The following table sets forth the equity ownership of the Company after the consummation of the Financing Transaction, assuming that stockholders fully subscribe to the Rights Offering and assuming that stockholders do not purchase any Units upon exercise of the Rights, and that the Investors acquire $2 million of Units.

                                                                                       AFTER FINANCING
               AFTER FINANCING TRANSACTION ASSUMING                                  TRANSACTION ASSUMING
                  STOCKHOLDERS PURCHASE UNITS IN                                     STOCKHOLDERS DO NOT
                        RIGHTS OFFERING(1)                                         PURCHASE UNITS IN RIGHTS
                                                                                         OFFERING(1)

                                                          Percent
                                                          of                                                       Percent of
                                                          Equity                                                   Equity
                                                          Assuming                                                 Assuming
                                                          All                                                      All
                                                          Warrants                                                 Warrants
                    Number of             Percent         Exercised           Number of           Percent          Exercised
                    Common                of              and Notes           Common              of               and Notes
                    Shares                Equity          Converted           Shares              Equity           Converted

Stock-holders
(Other
than Investors)     12,297,476            64.24%          19.70%              12,297,476          64.24%           16.67%
Investors            6,846,497             35.76%         80.30%              6,846,497           35.76%           83.33%
Total               19,143,973            100%            100%                19,143,973          100%             100%
Net Tangible Book
Value per Share         $(0.17)                           $(0.02)             $(0.17)                              $(0.04)


(1) The effect of the transaction is to increase outstanding shares of Common Stock, thereby producing an antidilutive effect on loss per common share.

DESCRIPTION OF CAPITAL STOCK

          The summary of the terms of the capital stock of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

         AUTHORIZED CAPITAL STOCK

          The authorized capital stock of the Company consists of 35,000,000 shares of Common Stock, and 1,500,000 shares of Preferred Stock. On October 1, 1997, the closing price of a share of Common Stock in the over-the-counter market was $.13.

         COMMON STOCK

          The holders of Common Stock are entitled to one vote for each share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken, except as otherwise provided by statute and subject to voting rights of any holders of Preferred Stock. Subject to the rights of any holders of Preferred Stock, the holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or winding up of the Company, subject to the rights of the holders of any shares of Preferred Stock, the holders of Common Stock are entitled to receive the net assets of the Company in proportion to the respective number of shares held by them. The holders of Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock. The outstanding shares of Common Stock are not subject to further call or redemption and all outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

         PREFERRED STOCK

          The Company is authorized to issue 1,500,000 shares of Preferred Stock. Such shares may be issued from time to time at the discretion of the Board of Directors, without stockholder approval. The Board of Directors is authorized to issue such shares in different series and with respect to each series to determine the dividend rate, the redemption provisions, voting rights, conversion provisions, liquidation preferences and such other rights and privileges not in conflict with the Company's Articles of Incorporation and any qualifications, limitations or restrictions on such shares.

          The Company has designated 1,050,000 shares of its authorized Preferred Stock as Series A Preferred Stock. Such shares pay a cumulative 8% annual dividend ($.64 per share).

          The stated value of the Series A Preferred Stock is $8.00 per share. Each share of Series A Preferred Stock may be converted into Common Stock at the rate of $4.00 per share (such conversion ratio may be adjusted due to stock splits, stock dividends or issuance of rights or warrants).

          Holders of the Series A Preferred Stock are entitled to vote on all matters requiring stockholder approval as one class with the holders of Common Stock. Each holder of Series A Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such holder of Series A Preferred Stock would be entitled to convert his or her shares as of the Record Date. Holders are currently entitled to two votes per share of Series A Preferred Stock.

          Pursuant to the Articles of Incorporation as amended, the Series A Preferred Stock is entitled to special voting privileges in the event of a dividend default. A dividend default occurs if dividends have not been paid on the Series A Preferred Stock for four consecutive dividend payment dates. In such a case, the holders of Series A Preferred Stock, as a class, are entitled to elect two directors.

          While dividends have not been paid on the Series A Preferred Stock for more than the past four quarters, the holders of the Series A Preferred Stock have not exercised their special voting privileges.

          Shares of Series A Preferred Stock are redeemable for cash in whole or in part at the option of the Company at any time at the stated value, plus accrued and unpaid dividends. The Series A Preferred Stock is mandatorily redeemable in October 2002.

          In May 1988, the Company and a holder of the Series A Preferred Stock entered into an agreement under which the mandatory redemption rights were waived as to 187,500 shares of Series A Preferred Stock. The holder of those shares also waived its voting rights.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, and Quarterly Report on Form 10-QSB for the six months ended June 30, 1997, copies of which accompany this Proxy Statement, are incorporated herein by reference.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date of this Proxy Statement and prior to the meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

          The Company will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated herein by reference). Requests should be directed to:
Investor Relations, IGENE Biotechnology, Inc., 9110 Red Branch Road, Columbia, Maryland 21045.

          The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy or information statements and other information with the Commission. Such reports, proxy or information statements, exhibits and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center (13th Floor), New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission.

 FINANCIAL INFORMATION

          Financial information for the Company for the fiscal year ended December 31, 1996, is included in the Company's Annual Report on Form 10-KSB, a copy of which accompanies this Proxy Statement. In addition, set forth below are the Pro Forma Balance Sheets, and accompanying notes, which give effect to the Financing Transaction and Rights Offering. Pro Forma statements of operations have not been presented, since the transaction does not affect net loss.



                                                   IGENE BIOTECHNOLOGY, INC.
                                                        BALANCE SHEETS
                            AFTER FINANCING TRANSACTION ASSUMING STOCKHOLDERS PURCHASE ALL UNITS IN
                                                        RIGHTS OFFERING
                                           AS OF JUNE 30, 1997 AND DECEMBER 31, 1996

                                  Historical       Proforma        Proforma          Historical        Proforma        Proforma
                                  June 30,        Adjustments      June 30,          December         Adjustments      December
                                  1997                             1997              31, 1996                          31, 1996
                                  (Unaudited)                     (Unaudited)        (Audited)                        (Unaudited)
               ASSETS
Current assets:
  Cash and Cash equivalents        $ 101,911       $ 6,750,000     $ 6,851,911       $ 41,339         $ 7,000,000      $ 7,041,339
  Accounts receivable                 15,309            ----            15,309          9,996             ----               9,996
  Due from stockholders               40,097            ----            40,097         16,870             ----              16,870
  Supplies                             ----             ----                 0          6,126             ----               6,126
  Equipment held for resale          283,762            ----           283,762           ----             ----                ----
  Deferred costs                      45,925            ----            45,925           ----             ----                ----
  Prepaid expenses                     1,219            ----             1,219          4,652             ----               4,652
                                    ----------      ----------      -----------        -------          ----------       ----------
    Total current assets             488,223        6,750,000        7,238,223         78,983            7,000,000       7,078,983
                                    ----------      ----------      -----------        -------          ----------       ----------
Other assets:
  Property and equipment, net         33,955           ----             33,955         19,471               ----            19,471
  Security deposits                   10,600           ----             10,600         10,600               ----            10,600
                                   -----------     ----------       -----------        -------          ----------       ----------
    Total assets                   $ 532,778       $6,750,000       $7,282,778       $109,054           $7,000,000      $7,109,054
                                   -----------     -----------     ------------      ---------          ----------       -----------

LIABILITIES,
REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and
   accrued expenses                $ 396,130         $ ----          $ 396,130      $ 300,799             ----           $ 300,799

  Debenture Interest payable          45,000           ----             45,000         45,000             ----              45,000
  Promissory notes payable         1,372,500       (1,372,500)           ---          717,000           (717,000)            ---
                                  -----------      -----------       ----------      ----------         ---------        ----------
    Total current liabilities      1,513,630       (1,372,500)         441,130      1,062,799             ----             345,799


Long-term liabilities:              ----            5,122,500        5,122,500         ----            5,717,000         5,717,000
  Promissory notes payable
  Variable rate subordinated
    debenture                      1,500,000         ----            1,500,000      1,500,000            ----            1,500,000
                                  -----------       ----------       ----------    ----------          ----------        ----------
    Total liabilities              3,313,630        4,750,000        8,063,630      2,562,799          5,717,000         7,562,799
                                  -----------       ----------       ----------    ----------          ----------        ----------
 Redeemable preferred stock          487,451           ----            487,451        475,982             ----             475,982
                                  -----------       ----------       ----------    ----------          ----------        ----------
 Stockholders' deficit:
  Preferred stock                      1,875           ----              1,875          1,875             ----               1,875
  Common stock                       186,711          200,000          386,711        186,311            200,000           386,311
  Additional paid-in capital      18,049,351        1,800,000       19,849,351     17,971,220          1,800,000        19,771,220
  Deficit                        (21,506,240)         ----         (21,506,240)   (21,089,133)           ----          (21,089,133)
                                --------------      -----------    ------------   ------------         ----------      ------------
   Total stockholders' deficit    (3,268,303)       2,000,000       (1,268,303)    (2,929,727)         2,000,000          (929,727)
                                --------------     -------------   ------------   ------------         ----------      ------------
   Total liabilities, redeemable
     preferred stock and
     stockholders' deficit         $ 532,778      $ 6,750,000      $ 7,282,778      $ 109,054        $ 7,717,000       $ 7,109,054
                                -------------     -----------      -----------     -----------       -----------       -----------

NOTES TO PROFORMA BALANCE SHEETS:

The above proforma balance sheets provide information about the impact of the Financing Transaction by showing how it might have affected historical financial statements if the Transaction had been consummated at an earlier time.

Proforma statements of operations have not been presented, since the Transaction does not affect net loss. The Financing Transaction, under the assumptions described below, increases common shares outstanding by 20,000,000 shares and increases fully diluted common shares outstanding by 87,500,000 and 90,000,000 shares, respectively, as of June 30, 1997 and December 31, 1996, thereby producing an antidilutive effect on loss per common share.

$250,000 of Bridge Financing was outstanding as of June 30, 1997, and is included in the historical balance sheet as of June 30, 1997.

The above unaudited proforma balance sheets have been prepared under the following assumptions:
         1.       That the Investors convert all financing under the Bridge
                  Loan into Common Stock of the Company at $0.10 per share, or 20,000,000 shares; and
         2. That all stockholders, including the Investors, exercise all Rights issued to them under the Rights Offering.


                                                   IGENE BIOTECHNOLOGY, INC.
                                                        BALANCE SHEETS
                             AFTER FINANCING TRANSACTION ASSUMING STOCKHOLDERS DO NOT PURCHASE ANY
                                                   UNITS IN RIGHTS OFFERING
                                           AS OF JUNE 30, 1997 AND DECEMBER 31, 1996

                                                                                        Historical
                                        Historical        Proforma        Proforma      December 31,    Proforma       Proforma
                                        June 30,          Adjustments     June 30,      1996            Adjustments    December
                                        1997                              1997                                        31, 1996
            ASSETS                      (Unaudited)                       (Unaudited)   (Audited)                     (Unaudited)
Current assets:
   Cash and cash equivalents            $ 101,911         $1,750,000      $1,851,911        41,339        $2,000,000    $2,041,339
   Accounts receivable                     15,309             ---             15,309         9,996            ---            9,996
   Due from stockholders                   40,097             ---             40,097        16,870            ---           16,870
   Supplies                                 ---               ---                  0         6,128            ---            6,126
   Equipment held for resale              283,762             ---            283,782         ---             ---              ---
   Deferred costs                          45,925             ---             45,925         ---             ---              ---
   Prepaid expenses                         1,219             ---              1,219         4,652            ---            4,652
                                          --------        -----------      ---------       -------        ---------      ---------
      Total current assets                488,223          1,750,000       2,238,223        78,983         2,000,000     2,078,983
                                          --------        -----------      ---------       -------        ----------     ----------
   Other assets:
   Property and equipment, net             33,955            ---              33,955        19,471           ---            19,471
   Security deposits                       10,600            ---              10,600        10,600           ---            10,600

      Total assets                      $ 532,778         $1,750,000      $2,282,778      $109,054        $2,000,000    $2,109,054
                                        ==========        ===========     ===========    =========        ==========    ===========

LIABILITIES,
REDEEMABLE PREFERRED STOCK AND
STOCKHOLDER'S DEFICIT
Current liabilities
   Accounts payable and accrued
      expenses                          $396,130         $  ---             $396,130      $300,799          $---          $300,799
   Debenture interest payable             45,000            ---               45,000        45,000           ---            45,000
   Promissory notes payable            1,372,500        (1,372,500)             ---        717,000        (717,000)          ---
                                       ----------       -----------         ---------     --------       ---------        --------
      Total current liabilities        1,813,630        (1,372,500)          441,130     1,062,799          ---            345,799

 Long-term liabilities:
   Promissory notes payable             ---              3,122,500         3,122,500                   2,717,00          2,717,000
   Variable rate subordinated
      debenture                        1,500,000             ---           1,500,000     1,500,000          ---          1,500,000
                                       ----------       ----------         ---------    ----------       ---------       ----------
      Total liabilities                3,313,630         1,750,000         5,063,630     2,562,799        2,717,000      4,562,799

Redeemable preferred stock               487,451            ---              487,451       475,982          ---            475,982
                                       ----------       -----------         ---------     ---------       ----------     ----------
Stockholders' deficit:
   Preferred stock                         1,875            ---                1,875         1,875            ---            1,875
   Common stock                          186,711            ---              186,711       186,311            ---          186,311
   Additional paid-in capital         18,049,351            ---           18,049,351    17,971,220            ---       17,971,220
   Deficit                           (21,506,240)           ---          (21,506,240)  (21,089,133)                    (21,089,133)
                                     ------------       ------------     ------------   -----------       ----------   ------------
    Total stockholders' deficit       (3,268,303)           ---           (3,268,303)   (2,929,727)          ---        (2,929,727)
                                     ------------       ------------    -------------  ------------       ----------   ------------
    Total liabilities, redeemable
      preferred stock and
      stockholders' deficit            $ 532,778         $1,750,000       $2,282,778      $109,054       $2,717,000     $2,109,054
                                      =============      ===========     ============    ==========      ============   ===========

NOTES TO PROFORMA BALANCE SHEETS:

The above proforma balance sheets provide information about the impact of the Financing Transaction by showing how it might have affected historical financial statements if the Transaction had been consummated at an earlier time.

Proforma statements of operations have not been presented, since the Transaction does not affect net loss. The Financing Transaction, under the assumptions described below, does not affect common shares outstanding and increases fully diluted common shares outstanding by 35,000,000 and 40,000,000 shares, respectively, as of June 30, 1997 and December 31, 1996, thereby producing an antidilutive effect on loss per common share.

$250,000 of Bridge Financing was outstanding as of June 30, 1997 and is included in the historical balance sheet as of June 30, 1997.

The above unaudited proforma balance sheets have been prepared under the following assumptions:

         1. That the Bridge Loan will be repaid and canceled through the use of proceeds from the Rights Offering.
         2. That the investors exercise only enough Rights so that the amount of Units purchased shall total $2 million, and
         3.       That other stockholders do not purchase any Units.

RIGHTS OFFERING

          THIS PROXY STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE UNITS TO BE ISSUED PURSUANT TO THE RIGHTS OFFERING. A REGISTRATION STATEMENT RELATING TO SUCH UNITS WILL BE FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. UNITS TO BE ISSUED IN CONNECTION WITH THE RIGHTS OFFERING WILL NOT BE SOLD PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

CERTAIN INCOME TAX CONSEQUENCES

          The following summary of federal income tax consequences is based on current law, is for general information only and is not based upon or supported by a ruling of the Internal Revenue Service (the "Service"). The tax treatment of a holder of Rights or Units acquired on exercise of a Right may vary depending upon his particular situation. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. EACH HOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF RECEIVING, HOLDING, EXERCISING AND DISPOSING OF THE RIGHTS OR UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN AND PENDING TAX LAWS.

         RIGHTS

          RECEIPT OF RIGHTS. Pursuant to Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code"), a holder should not recognize income for federal income tax purposes by reason of the receipt of a Right, and the Company intends to so treat the distribution of Rights as a nontaxable distribution.

          If the Service were to take a contrary position with respect to this matter, by deeming the distribution of Rights to constitute a taxable distribution, a holder receiving a Right would recognize a dividend, taxable as ordinary income, in an amount equal to the fair market value of the Right received, but only to the extent of the current and accumulated earnings and profits of the Company. To the extent the deemed distribution exceeds the current and accumulated earnings and profits of the Company, such excess would be treated first as a nontaxable recovery of adjusted tax basis in the security with respect to which the Right was distributed and then as gain from the sale or exchange of such security. A holder's tax basis in a Right received in a taxable distribution would equal the fair market value of the Right as of the date of distribution of the Right (the "Distribution Date").

          Under the Company's intended treatment (i.e. a nontaxable distribution), if a Right is exercised, the tax basis of the Right in the hands of a holder will be determined by allocating the holder's tax basis in his securities with respect to which the Right was distributed between such securities and the Right, in proportion to their relative fair market values on the Distribution Date. If, however, the fair market value of the Right on the Distribution Date is less than 15% of the fair market value of the securities with respect to which the Right was distributed, the holder's tax basis in the Right will be deemed to be zero unless the holder affirmatively elects, in accordance with Treasury Regulations, to apportion his tax basis in accordance with the preceding sentence. The holding period of a Right will include the holding period for the securities with respect to which the Right was distributed.

          EXERCISE OF RIGHTS. No gain or loss will be recognized by a holder of Rights upon exercise of the Rights for cash. A holder who pays the subscription price ("Subscription Price") through surrender of notes may recognize gain to the extent the Subscription Price exceeds the holder's tax basis in the notes surrendered therefor. Additionally, a holder who pays the Subscription Price through surrender of notes may be required to recognize as ordinary income any accrued interest on the surrendered notes that has not been taken into account previously as interest income for tax purposes. The adjusted tax basis of a holder of Units acquired upon exercise of Rights will be equal to the sum of the holder's adjusted tax basis in the exercised Rights and the Subscription Price. The holding period for Units acquired upon exercise of Rights will commence on the date of such exercise.

          EXPIRATION OF RIGHTS WITHOUT EXERCISE. If a holder of a Right allows it to expire without exercise, the expiration will be treated as a sale or exchange of the Right on the expiration date. Because an unexercised Right should be treated upon expiration as having a zero basis in the hands of the holder of the Right, such holder should not recognize loss as a result thereof.

          ADJUSTMENT TO THE TERMS OF A RIGHT. An adjustment to the Subscription Price of a Right, or the failure to make such an adjustment (and possibly an adjustment to the number of Units purchasable upon the exercise of the Right or the failure to make such an adjustment), in certain circumstances may result in a distribution that could be taxable as a dividend under the Code to the holder of the Right or the Units. Alternatively, a modification of the terms of a Right may be treated as a taxable exchange of the Right for a new right to purchase Units, with the holder recognizing gain or loss (as discussed above), even though no cash may have been distributed to the holder.

         UNITS

          DISPOSITION OF UNITS. The sale or other disposition of Units acquired on exercise of a Right will result in the recognition of gain or loss by the holder of such Units in an amount equal to the difference between the amount realized and the holder's adjusted tax basis in the Units. Gain or loss will be capital gain or loss if the Units were held as a capital asset, and will be long-term capital gain or loss if the Units have a holding period for tax purposes of more than one year.

         POTENTIAL LIMITATIONS ON USE OF LOSS CARRYFORWARDS

          In general, upon a change of ownership, Section 382 of the Code limits the amount of a loss corporation's taxable income that could be offset annually by its carryforwards of net operating losses (and certain "built-in" losses that are economically accrued but not recognized at the time of a change of ownership) to an amount equal to the product obtained by multiplying the aggregate value of such corporation's capital stock immediately prior to the requisite change of ownership by the federal long-term tax-exempt interest rate. A change of ownership occurs and Section 382 of the Code will apply if, within a three year "testing period," there is more than a 50 percentage point increase in the capital stock of the loss corporation held by persons who own (actually or constructively) at least five percent in value of the loss corporation's stock (with persons who separately are less than five percent stockholders generally being treated in the aggregate as a single stockholder). Except in limited circumstances, options to acquire stock will be treated as if they had been exercised, on an option-by-option basis, if such treatment results in the requisite change of ownership.

         BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

          A holder of Rights or Units may be subject to backup withholding at the rate of 31% with respect to dividends paid on and gross proceeds from the sale or redemption of the Rights or Units, unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Holders of Rights or Units who do not provide the Company with their correct taxpayer identification number may be subject to penalties imposed by the Service. Any amount withheld under these rules will be creditable against the holder's federal income tax liability.

          The Company will report to the holders of Rights and Units and to the Service, the amount of any "reportable payments" and any amount withheld with respect to the Rights and Units during each calendar year.

          THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF RIGHTS AND UNITS SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE RIGHTS AND UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND PENDING TAX LAWS.

NON-APPROVAL OF FINANCING TRANSACTION

          In the event that the Financing Transaction is not approved by the stockholders, the Company will seek other financing and attempt to seek other terms for restructuring the Bridge Loan. If the Proposal is not approved, the Bridge Loan and the promissory notes issued by the Company since 1995 would immediately become due and payable.

USE OF PROCEEDS

          The Company anticipates using the cash proceeds received by it from the Financing Transaction for working capital and general corporate purposes.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL.


           3. PROPOSAL TO APPROVE THE 1997 STOCK OPTION PLAN

          On September 19, 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the "Plan"), subject to approval by the stockholders of the Company. Incentive stock options, intended to qualify under Section 422 of the Code, and nonqualified stock options may be granted under the Plan. The following is a summary of the material provisions of the Plan.

PURPOSE

          The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Company and its subsidiaries and upon whose judgment and keen interest the Company is largely dependent for the successful conduct of its operations. It is also expected that the opportunity to acquire such a proprietary interest will enable the Company and its subsidiaries to attract and retain desirable personnel, directors and other service providers.

ADMINISTRATION

          The Plan is administered by a Committee (the "Committee") of the Board of Directors, which must consist of two or more directors of the Company, each of whom must be a "Non-Employee Director" within the meaning of Rule 16b-3 under the 1934 Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee may grant options to key employees, directors, consultants and independent contractors to the Company. The term of each option may not exceed ten years from the date of grant. The exercise price of an option shall be determined by the Committee, but in the case of an incentive stock option (as described below), the per share exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The options generally vest at a rate determined by the Committee at the time of grant.

          Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options are final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective, or provide for their administration, and may take such other action with regard to the Plan and Options as it deems desirable to effectuate their purpose.

MAJOR PROVISIONS OF THE PLAN

          TYPES OF OPTIONS TO BE GRANTED. Under the Plan, the Committee may grant either an "incentive stock option" within the meaning of Section 422 of the Code or options which do not satisfy Section 422 of the Code ("non-qualified stock options"). Options with respect to which no designation is made by the Committee are deemed to be incentive stock options to the extent they meet the requirements for incentive stock options. No option which is intended to qualify as an incentive stock option may be granted under the Plan to any individual who, at the time of such grant, is not an employee of the Company.

          ELIGIBILITY. The potential recipients of Options under the Plan are directors of the Company, key employees of the Company, and consultants and independent contractors used by the Company (collectively, the "Eligible Participants") each individually as determined by the Compensation Committee in its sole discretion. At September 30, 1997, approximately 6 persons were eligible to participate in the Plan. No Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company, unless the exercise price under such Option is at least 110% of the fair market value of a share of Common Stock on the date such Option is granted and the duration of such Option is no more than five years.

          SHARES OF COMMON STOCK SUBJECT TO THE PLAN. The Board of Directors proposes for stockholder approval that the Plan provide that the number of shares of Common Stock that may be the subject of Options may not exceed 20,000,000 in the aggregate, which Common Stock may be held in treasury or authorized but unissued. The maximum number of shares which may be the subject of options granted to any individual during any calendar year shall not exceed 2,000,000 shares. If any Option shall expire, be canceled or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto may again be made subject to Options under the Plan; however, any option granted to a "covered employee" as defined under Section 162(m) of the Code which is canceled or repriced shall continue to be counted against the maximum number of shares subject to options granted to such employee, in accordance with
Section 162(m) of the Code.

          GRANT OF OPTIONS. The Committee, in its sole discretion (subject to the Plan) determines the number of shares of Common Stock subject to each Option granted to any eligible participant under the Plan. The terms of the Plan do not prohibit the issuance of Options at different times to the same person.

          OPTION EXERCISE PRICE AND DURATION. The Committee fixes the price per share of the Common Stock to be purchased pursuant to the exercise of any Option; however, the per share exercise price under an incentive stock option may not be less than the Fair Market Value (as defined in the Plan) of a share of Common Stock on the day on which the Option is granted. The Committee fixes the duration of an Option up to a maximum of ten years from the date of grant.

          CONSIDERATION FOR OPTIONS. The Company must obtain such consideration for the grant of an Option as the Committee in its discretion may request.

          EXERCISE OF OPTIONS. An Option, once granted, will be exercisable by the holder (or if deceased, by his estate) at such rate and times as may be fixed by the Committee. Options become exercisable in full (but in no event until stockholder approval of the Plan) upon (i) the holder's retirement on or after his 65th birthday, (ii) the disability or death of the holder (subject to the provisions on termination of employment), or (iii) under special circumstances which in the opinion of the Committee warrant special consideration. Options may not be transferred nor assigned by the holder except that the Committee may authorize a transfer of a non-qualified option to certain family members or trusts or to other entities as may be permitted by the Committee, subject to such terms and conditions as are approved by the Committee.

          TERMINATION OF OPTIONS. Options terminate at the end of the tenth business day following the holder's cessation of service as an employee, director, consultant or independent contractor. This period is extended to three months in the case of the holder's retirement on or after attaining age 65 or disability, and to six months in the case of the holder's death (in which case the Option is exercisable by the holder's estate). If the employment or service of an Option holder is terminated due to a violation of his duties, the Option terminates immediately. In no event may any option be exercised after the expiration of the term of the option.

          PAYMENT FOR AND ISSUANCE OF SHARES. Payment for the shares purchased pursuant to the exercise of an Option shall be made in full at the time of the exercise of the Option, in cash, by check, by delivery of previously-owned shares of Common Stock (beneficially owned for at least six months and valued at their Fair Market Value as of the date of the exercise), or by such other methods as the Committee may permit from time to time. The Plan contains standard provisions to assure that any exercise of an Option or the issuance of shares pursuant thereto will not violate applicable securities and income tax withholding laws.

          ADJUSTMENT OF SHARES. The Plan contains usual anti-dilution provisions in the event of certain corporate transactions.

          AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and any Options not theretofore granted. With respect to any outstanding Option, the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan and the terms and conditions of any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of shares of Common Stock issuable under Options, increase the number of Options which may be granted to any individual during a calendar year, or change the class of persons to whom Options may be granted, shall be subject to the approval of the stockholders of the Company. No Option shall be granted under the Plan after September 19, 2007.

FEDERAL INCOME TAX CONSIDERATIONS

          INCENTIVE STOCK OPTIONS. An employee will not recognize income upon the grant or exercise of an incentive stock option. If an employee disposes of the shares acquired upon exercise of an incentive stock option at least two years after the date the Option was granted and at least one year after the date the shares are transferred to him upon the exercise of an Option, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his selling price for the shares over the exercise price. In such case, the Company will not be entitled to any tax deduction. If an employee disposes of the shares acquired upon the exercise of an incentive stock option prior to the expiration of two years from the date the Option was granted, or one year from the date the shares are transferred to him, any gain realized will be taxable at such time as follows: (1) as ordinary income to the extent of the difference between the Option exercise price and the lesser of (a) the fair market value of the shares on the date the shares were transferred to him or (b) the amount realized on such disposition, and (2) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the employee's holding period. In such case, the Company may claim an income tax deduction for the amount taxable to the employee as ordinary income. The difference between the fair market value of the shares at the time the incentive stock option is exercised and the exercise price will constitute an item of adjustment, for purposes of determining alternative minimum taxable income, and may under certain circumstances be subject, in the year in which the Option is exercised, to the alternative minimum tax.

          If an individual uses shares of Common Stock of the Company that he owns to pay, in whole or in part, the exercise price under an incentive stock option, (a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the "exchanged shares") shall include the period during which the surrendered shares were held, (b) the employee's basis in such exchanged shares will be the same as his basis in the surrendered shares, and (c) no gain or loss will be recognized by the employee on the exchange of the surrendered shares for the exchanged shares. Further, the employee will have a zero basis in any additional shares received over and above the exchanged shares. However, if an employee tenders shares acquired pursuant to the exercise of an incentive stock option to pay all or part of the exercise price under an incentive stock option, such tender will constitute a disposition of such shares for purposes of the one-year (or two-year) holding period requirement applicable to incentive stock options and such tender will be treated as a taxable exchange if such holding period has not been met.

          NON-QUALIFIED STOCK OPTIONS. A holder will not recognize any income at the time a non-qualified stock option is granted. If the holder is not a Director, officer, or principal stockholder (i.e., an owner of more than ten percent of the Common Stock of the Company), he will recognize ordinary income at the time he exercises a non-qualified stock option in a total amount equal to: (1) in the case of Options which the holder exercises with cash, the excess of the then fair market value of the shares acquired over the exercise price and
(2) in the case of Options which a holder exercises by tendering previously owned shares, the then fair market value of the number of shares issued in excess of the fair market value of the number of shares surrendered upon such exercise. Section 83 of the Code generally provides that if a Director, officer, or principal stockholder receives shares pursuant to the exercise of a non-qualified stock option, he is not required to recognize income until the date on which he can sell such shares at a profit without being subject to liability under Section 16(b) of the 1934 Act. In general, pursuant to regulations under Section 16(b) of the 1934 Act the restriction on selling such shares at a profit will be considered to have lapsed six months after the later of the original grant date of the option or the option holder's intervening purchase of shares or other equity securities of the Company in a transaction that is subject to the short-swing profit recovery provisions of Section 16(b) of the 1934 Act. Alternatively, a Director, officer or principal stockholder who would not otherwise be subject to tax on the value of his shares as of the date they were acquired can file a written election, within 30 days after the shares are transferred to him, pursuant to Section 83(b) of the Code, to be taxed as of the date of transfer. In either case, the Director, officer, or principal stockholder would realize income equal to the amount by which the fair market value, at the time the income is recognized, of the shares acquired pursuant to the exercise of such option exceeds the price paid for such shares.

          All income realized upon the exercise of any non-qualified stock option will be taxed as ordinary income. The Company may claim an income tax deduction (if applicable tax withholding rules are satisfied) for the amount taxable to a holder in the same year as those amounts are taxable to a holder. Shares issued upon the exercise of a non-qualified stock option are generally eligible for capital gain or loss treatment upon any subsequent disposition. Generally, a holder's holding period will commence from the date such shares are issued to him, and his basis in such shares will equal their fair market value as of that date, but the holding period of a Director, officer, or principal stockholder begins on the date he recognizes income with respect to such shares, and his basis in the shares will be equal to the greater of the then fair market value of the shares or the amount paid for such shares. If an individual uses shares of Common Stock that he owns to exercise a non-qualified stock option,
(a) the individual's holding period for the newly-issued shares equal in number to the surrendered shares (the "exchanged shares") shall include the period during which the surrendered shares were held, (b) the holder's basis in such exchanged shares will be the same as his basis in the surrendered shares, and
(c) no gain or loss will be recognized by the holder on the exchange of the surrendered shares for the exchanged shares.

          SECTION 280G OF THE CODE. In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, stockholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his Base Salary (as hereinafter defined), then any amount received in excess of Base Salary shall be considered an "excess parachute payment." An individual's Base Salary is equal to his average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. In addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess payment (and the Company will not be allowed any deduction which might otherwise have been allowed for such excess payment). If the taxpayer establishes, by clear and convincing evidence, that the amount received is reasonable compensation for past or future services, all or a portion of such amount shall be deemed not to be an excess parachute payment.

          Section 280G provides that payments made pursuant to a contract entered into within one year of the change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into in contemplation of a change in control. In addition, the General Explanation of the Tax Reform Act of 1984 prepared by the Staff of the Joint Committee on Taxation indicates that the grant of an Option within one year of the change in control or the acceleration of an Option because of a change in control may be considered a parachute payment, in an amount equal to the value of the Option or the value of the accelerated portion of the Option, as the case may be. Pursuant to proposed regulations, the acceleration of a non-qualified stock option because of a change in control will be considered a parachute payment. Even if the grant of an Option, if any, within one year of the change in control or the acceleration of an Option, if any, is not a parachute payment for purposes of Section 280G, the exercise of an Option granted within one year of the change in control or the exercise of the accelerated portion of an Option may result in a parachute payment, in an amount equal to the excess of the fair market value of the shares received upon exercise of the Option over the exercise price. Payments received for the cancellation of an Option, if any, because of a change in control may also result in parachute payments.

          SECTION 162(M) OF THE CODE. Section 162(m) of the Code generally limits the Company's tax deduction with respect to certain compensation paid to its Chief Executive Officer and the four other most highly compensated executive officers to $1 million per year, per officer. Income pursuant to options under the Plan may be treated as compensation that is subject to the $1 million limitation on the Company's tax deduction under Section 162(m) of the Code. However, income pursuant to options under the Plan with an exercise price that is equal to the fair market value of the stock on the date of grant is intended to qualify as "performance-based" compensation that is not subject to the deduction limitation under Section 162(m) of the Code.

          The foregoing summarizes all material Federal income tax consequences; however, reference is made to the applicable provisions of the Code. Each participant may wish to discuss specific questions with his own tax adviser or attorney. In addition, there may be tax considerations under state and local laws applicable to participants.

OPTIONS GRANTED

          Pursuant to the 1986 Plan, all current directors and executive officers as a group have been granted Options for a total of 1,356,083 shares and all employees as a group have been granted Options for a total of 1,670,750 shares. No options have been granted under the Plan.

VOTE REQUIRED FOR APPROVAL

          The affirmative vote of a majority of the votes cast on the proposal to approve the Plan is required for approval of the Plan.

          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

          4. APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors of the Company has selected Berenson & Company as independent auditors of the Company for the fiscal year ending December 31, 1997. A representative of Berenson & Company is not expected to be present at the meeting.

          THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF BERENSON & COMPANY AS THE COMPANY'S AUDITORS.

          5. OTHER MATTERS

STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company on or prior to June 10, 1998, to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

OTHER BUSINESS

          At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.



                             Stephen F. Hiu
                             President and Secretary


Dated:  October 8, 1997

                            IGENE BIOTECHNOLOGY, INC.
             1997 Annual Meeting of Stockholders - November 17, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P         The undersigned stockholder of IGENE BIOTECHNOLOGY, INC., a Maryland
R         corporation, hereby appoints Stephen F. Hiu, Michael G. Kimelman and
O         Thomas L. Kempner, and each of them the proxies of the undersigned
X         with full power of substitution to vote at the Annual Meeting of
Y Stockholders of the Company to be held at 9:00 a.m. on November 17, 1997, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                               SEE REVERSE
                                                                   SIDE

    THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED BELOW, FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION, FOR THE APPROVAL OF THE 1997 STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF BERENSON & COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

1. To elect eight nominees for directors:     4. To ratify the appointment of
   Nominees:  Michael G. Kimelman, Thomas        Berenson &  Company as
   L. Kempner, Ramin Abrishamian,                independent auditors for the
   Stephen F. Hiu, Patrick F. Monahan,           fiscal year ending December
   Joseph C. Abeles, John A.                     31, 1997.
   Cenerazzo and Sidney R. Knafel                FOR      AGAINST      ABSTAIN
      FOR       WITHHELD                         /  /      /   /        /    /
     /  /       /   /                         5. With discretionary authority
                                                upon such other matters as may
/  /                                             properly come before the
_______________________________________          Meeting.
For all nominees except as noted above
                                                Please sign exactly as your name
2. To approve the Amendment to the Articles     appears on this proxy card.
   of Incorporation                             When signing as attorney,
   FOR   AGAINST   ABSTAIN                      executor, trustee or guardian,
   /  /  /   /     /    /                       please give your full title.

3. To approve the 1997 Stock Option Plan

   FOR      AGAINST      ABSTAIN
   /  /      /   /        /   /

                                               Signature___________ Date_______

                             1997 STOCK OPTION PLAN

                                       OF

                            IGENE BIOTECHNOLOGY, INC.


    1. PURPOSE. The purpose of this Stock Option Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interest in the Corporation by directors, key employees, consultants and independent contractors who are employed by, or perform services for, the Corporation and its Subsidiaries and upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operations. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such directors, key employees, consultants and independent contractors on behalf of the Corporation and its Subsidiaries and strengthen their desire to remain with the Corporation and its Subsidiaries. It is also expected that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel, directors and other service providers.

   2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

            a) "Board of Directors" shall mean the Board of Directors of the Corporation, as constituted at any time.

            b) "Chairman of the Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

            c)  "Committee" shall mean the Committee hereinafter described in
         Section 3.

            d)  "Corporation" shall mean IGENE Biotechnology, Inc..

            e) "Fair Market Value" on a specified date shall mean the closing price at which one Share is traded on the stock exchange, if any, on which Shares are primarily traded, or the last sale price or average of the bid and asked closing prices at which one Share is traded on the over-the-counter market, as reported on the National Association of Security Dealers Automated Quotation System, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable the value of a Share as established by the Committee for such date using any reasonable method of valuation.

            f) "Options" shall mean the stock options granted pursuant to this Plan.

            g) "Plan" shall mean this 1997 Stock Option Plan of IGENE Biotechnology, Inc., as adopted by the Board of Directors on September 19, 1997, as such Plan from time to time may be amended.

            h)  "Share" shall mean a share of common stock of the Corporation.

            i) "Subsidiary" shall mean any corporation 50% or more of whose stock having general voting power is owned by the Corporation, or by another Subsidiary as herein defined, of the Corporation.

     3. COMMITTEE. The Plan shall be administered by a Committee which shall consist of two or more directors of the Corporation, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The members of the Committee shall be selected by the Board of Directors. Any member of the Committee may resign by giving written notice thereof to the Board of Directors, and any member of the Committee may be removed at any time, with or without cause, by the Board of Directors. If, for any reason, a member of the Committee shall cease to serve, the vacancy shall be filled by the Board of Directors. The Committee shall establish such rules and procedures as are necessary or advisable to administer the Plan.

     4. PARTICIPANTS. The class of persons who are potential recipients of Options granted under this Plan consist of the (i) directors of the Corporation or a Subsidiary, (ii) key employees of the Corporation or a Subsidiary, as determined by the Committee and (iii) consultants and independent contractors used by the Corporation or a Subsidiary, as determined by the Committee in its sole discretion. The directors, key employees, consultants and independent contractors to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan. Persons to whom Options may be granted include key employees who are also directors of the Corporation or a Subsidiary, directors who are not also key employees and consultants and independent contractors who are not also key employees.

     5. SHARES. The Committee may, but shall not be required to, grant, in accordance with this Plan, Options to purchase an aggregate of up to 20,000,000 Shares, which may be either Shares held in treasury or authorized but unissued Shares. The maximum number of Shares which may be the subject of Options granted to any individual during any calendar year shall not exceed 2,000,000 Shares. If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided for herein and may again be made subject to Options; provided, however, that with respect to any Option granted to any Eligible Person who is a "covered employee" as defined in Section 162(m) of the Code and the regulations promulgated thereunder that is canceled or repriced, the number of Shares subject to such Option shall continue to count against the maximum number of Shares which may be the subject of Options granted to such Eligible Person and such maximum number of Shares shall be determined in accordance with
Section 162(m) of the Code and the regulations promulgated thereunder.

          At the time an Option is granted, the Committee may, in its sole discretion, designate whether such Option (a) is to be considered as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, or (b) is not to be treated as an incentive stock option for purposes of this Plan and the Internal Revenue Code. No Option which is intended to qualify as an incentive stock option shall be granted under this Plan to any individual who, at the time of such grant, is not an employee of the Corporation or a Subsidiary.

          Notwithstanding any other provision of this Plan to the contrary, to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which Options which are designated as incentive stock options, and any other incentive stock options, granted to an employee (under this Plan, or any other incentive stock option plan maintained by the Corporation or any Subsidiary that meets the requirements of Section 422 of the Internal Revenue Code) first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Options which are not incentive stock options. Options with respect to which no designation is made by the Committee shall be deemed to be incentive stock options to the extent that the $100,000 limitation described in the preceding sentence is met. This paragraph shall be applied by taking options into account in the order in which they are granted.

          If any Option shall expire, be cancelled or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto may again be made subject to Options under the Plan.

          Nothing herein contained shall be construed to prohibit the issuance of Options at different times to the same employee, director, consultant or independent contractor.

          The form of Option shall be determined from time to time by the Committee. A certificate of Option signed by the Chairman of the Board of Directors or the President or a Vice President of the Corporation, shall be issued to each person to whom an Option is granted. The certificate of Option for an Option shall be legended to indicate whether or not the Option is an incentive stock option.


     6. PRICE. The price per Share of the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee at the time of grant; provided, however, that the purchase price per share of the Shares to be purchased pursuant to the exercise of an Option which is intended to be an incentive stock option shall not be less than the Fair Market Value of a Share on the day on which the Option is granted.

     7. DURATION OF OPTIONS. The duration of any Option granted under this Plan shall be fixed by the Committee in its sole discretion; provided, however, that no Option shall remain in effect for a period of more than ten years from the date upon which the Option is granted.

     8. TEN PERCENT SHAREHOLDERS. Notwithstanding any other provision of this Plan to the contrary, no Option which is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Corporation, unless the exercise price under such Option is at least 110% of the Fair Market Value of a Share on the date such Option is granted and the duration of such Option is no more than five years.

     9. CONSIDERATION FOR OPTIONS. The Corporation shall obtain such consideration for the grant of an Option as the Committee in its discretion may request.

     10. RESTRICTIONS ON TRANSFERABILITY OF OPTIONS. Options shall not be transferable otherwise than by will or by the laws of descent and distribution or as provided in this Section 12. Notwithstanding the preceding the Committee may, in its discretion, authorize a transfer of all or a portion of any Option, other than an Option which is intended to qualify as incentive stock option, by the initial holder to (i) the spouse, children, stepchildren, grandchildren or other family members of the initial holder ("Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a corporation or partnership in which such Family Members and the initial holder are the only shareholders or partners, or (iv) such other persons or entities which the Committee may permit; provided, however, that subsequent transfers of such Options shall be prohibited except by will or the laws of descent and distribution. Any transfer of such an Option shall be subject to such terms and conditions as the Committee shall approve, including that such Option shall continue to be subject to the terms and conditions of the Option and of the Plan as amended from time to time. The events of termination of employment or service under Section 12 shall continue to be applied with respect to the initial holder, following which a transferred Option shall be exercisable by the transferee only to the extent and for the periods specified under Section 12. An Option which is intended to qualify as an incentive stock option shall not be transferable otherwise than by will or by the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder thereof.

     11. EXERCISE OF OPTIONS. An Option, after the grant thereof, shall be exercisable by the holder at such rate and times as may be fixed by the Committee.

          Notwithstanding the foregoing, all or any part of any remaining unexercised Options granted to any person may be exercised in the following circumstances (but in no event prior to approval of the Plan by stockholders as provided in Section 17): (a) immediately upon (but prior to the expiration of the term of the Option) the holder's retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) subject to the provisions of
Section 12 hereof, upon the disability (to the extent and in a manner as shall be determined by the Committee in its sole discretion) or death of the holder, or (c) upon the occurrence of such special circumstances or event as in the opinion of the Committee merits special consideration.

          An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash; by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option; or by such other methods as the Committee may permit from time to time; provided, however, that a holder may not use any Shares to pay the exercise price unless the holder has beneficially owned such Shares for at least six months. No Option may be granted pursuant to the Plan or exercised at any time when such Option, or the granting, exercise or payment thereof, may result in the violation of any law or governmental order or regulation.

          Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled thereto a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

     12. TERMINATION OF EMPLOYMENT OR SERVICE. All or any part of any Option, to the extent unexercised, shall terminate immediately (i) in the case of an employee, upon the cessation or termination for any reason of the Option holder's employment by the Corporation and all Subsidiaries, or (ii) in the case of a director, consultant or independent contractor of the Corporation or a Subsidiary who is not also an employee of the Corporation or a Subsidiary, upon the holder's ceasing to serve as a director, consultant or independent contractor of the Corporation or a Subsidiary, except that in either case the Option holder shall have until the end of the tenth business day following the cessation of his employment with the Corporation and Subsidiaries or his service as a director, consultant or independent contractor of the Corporation or a Subsidiary, as the case may be, and no longer, to exercise any unexercised Option that he could have exercised on the day on which such employment, or service as a director, consultant or independent contractor, terminated; provided that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment or service as a director, consultant or independent contractor is due to retirement on or after attaining the age of sixty-five (65) years, or to disability (to an extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or to death, the Option holder or the representative of the Estate or the heirs of a deceased Option holder shall have the privilege of exercising the Options which are unexercised at the time of such retirement, or of such disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of such Option and (a) within three months of the Option holder's retirement or disability, or
(b) within six months of the Option holder's death, as the case may be. If the employment or service of any Option holder with the Corporation or a Subsidiary shall be terminated because of the Option holder's violation of the duties of such employment or service with the Corporation or a Subsidiary as he may from time to time have, the existence of which violation shall be determined by the Committee in its sole discretion (which determination by the Committee shall be conclusive) all unexercised Options of such Option holder shall terminate immediately upon such termination of the holder's employment or service with the Corporation and all Subsidiaries, and an Option holder whose employment or service with the Corporation and Subsidiaries is so terminated, shall have no right after such termination to exercise any unexercised Option he might have exercised prior to the termination of his employment or service with the Corporation and Subsidiaries.

          Nothing contained herein or in the Option certificate shall be construed to confer on any employee or director any right to be continued in the employ of the Corporation or any Subsidiary or as a director of the Corporation or a Subsidiary or derogate from any right of the Corporation and any Subsidiary to request the resignation of or discharge any employee, director, consultant or independent contractor (without or with pay), at any time, with or without cause.

     13. ADJUSTMENT OF OPTIONED SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the common stock of the Corporation or if the common stock of the Corporation shall be split up, converted, exchanged, reclassified, or in any way substituted for, the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. Any fractional shares or securities payable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

          Notwithstanding any other provision of the Plan, in the event of a recapitalization, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available hereunder or to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

     14.  ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACT. The
Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the exercise of an Option, or may issue stop transfer orders in respect thereof.

     15. INCOME TAX WITHHOLDING. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of such Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder of such Option. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

     16. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any Options not theretofore granted, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan as it relates to, and the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board of Directors or the Committee which would increase the number of Shares issuable under Options granted pursuant to the Plan or to any individual during any calendar year or change the class of persons to whom Options may be granted shall be subject to the approval of the stockholders of the Corporation within one year of such amendment.

          Determinations of the Committee as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

     17. EFFECTIVE DATE. This Plan is conditioned upon its approval by the stockholders of the Corporation on or before September 19, 1998, at any special or annual meeting of the stockholders of the Corporation, except that this Plan is adopted and approved by the Board of Directors effective September 19, 1997, to permit the grant of Options prior to the approval of the Plan by the stockholders of the Corporation as aforesaid. In the event that this Plan is not approved by the stockholders of the Corporation as aforesaid, this Plan and any Options granted hereunder shall be void and of no force or effect.

     18. FINAL ISSUANCE DATE. No Option shall be granted under the Plan after September 19, 2007.